UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2022, Sixth Street Specialty Lending (the “Company”) announced that Ian Simmonds would step down from his position as Chief Compliance Officer of the Company and Anton Brett was appointed by the Board of the Company to the position of Chief Compliance Officer and Secretary of the Company, each effective June 30, 2022. Mr. Simmonds will continue to serve as the Chief Financial Officer of the Company.

Anton Brett is a Vice President of Sixth Street. Prior to joining Sixth Street, from 2017 to 2020, he was a Senior Associate at Scopia Capital Management, LP. From 2014 to 2017, Mr. Brett was an Associate at the law firm of Willkie Farr & Gallagher LLP. From 2009 to 2011, he was an Analyst, and later a Senior Analyst, at the law firm of Kobre & Kim LLP. Mr. Brett holds a J.D. from Duke University School of Law and B.A. in International Relations and Slavic Studies, magna cum laude, from Brown University.

Mr. Simmonds and Mr. Brett will each serve as an officer of the Company in the roles outlined above until his resignation or earlier termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC. (Registrant)

Date: July 1, 2022	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer